Exhibit 99.1
NEWS RELEASE
Contact: Martina Bar Kochva	48 South Service Road
Melville, NY 11747
(631) 465-3600

PARK ELECTROCHEMICAL CORP. REPORTS SECOND QUARTER RESULTS

Melville, New York, Thursday, October 6, 2016…..Park Electrochemical Corp. (NYSE-PKE) reported net sales of $29,058,000 for the 2017 fiscal year’s second quarter ended August 28, 2016 compared to net sales of $37,947,000 for last fiscal year’s second quarter ended August 30, 2015 and net sales of $31,490,000 for the 2017 fiscal year’s first quarter ended May 29, 2016. Park’s net sales for the six months ended August 28, 2016 were $60,548,000 compared to net sales of $75,776,000 for the six months ended August 30, 2015. Net earnings for the current year’s second quarter were $1,981,000 compared to $4,569,000 for last year’s second quarter and $2,950,000 for the current year’s first quarter. Net earnings were $4,931,000 for the current year’s six-month period compared to $9,346,000 for last year’s six-month period.

Park reported net earnings before special items of $1,995,000 for the current year’s second quarter compared to net earnings before special items of $4,639,000 for last year’s second quarter and net earnings before special items of $2,993,000 for the current year’s first quarter. In the current year’s second quarter, the Company recorded pre-tax restructuring charges of $23,000 related to the closure in fiscal year 2009 of its New England Laminates Co., Inc. facility located in Newburgh, New York. In last year’s second quarter, the Company recorded pre-tax restructuring charges of $91,000 in connection with the aforementioned facility closure and the closure in fiscal year 2013 of the Company’s Nelco Technology (Zhuhai FTZ) Ltd. facility located in Zhuhai, China. In the current year’s first quarter, the Company recorded pre-tax restructuring charges of $70,000 in connection with the 2009 closure of its New England Laminates Co., Inc. facility.

For the six-month period ended August 28, 2016, Park reported net earnings before special items of $4,988,000 compared to net earnings before special items of $9,506,000 for last fiscal year’s first six-month period. The current year’s six-month period included pre-tax restructuring charges of $93,000 related to the facility closures mentioned above. Last year’s six-month period included pre-tax restructuring charges of $215,000 related to the facility closures mentioned above.

Park reported basic and diluted earnings per share of $0.10 for the current year’s second quarter compared to $0.23 for last year’s second quarter and $0.15 for the current year’s first quarter. Basic and diluted earnings per share before special items were also $0.10 for the current year’s second quarter compared to $0.23 for last year’s second quarter and $0.15 for the current year’s first quarter.

Park reported basic and diluted earnings per share of $0.25 for the current year’s first six months compared to $0.46 for last year’s six-month period and basic and diluted earnings per share before special items of $0.25 for the current year’s first six months compared to $0.47 for last year’s six-month period.

The Company will conduct a conference call to discuss its financial results at 11:00 a.m. EDT today. Forward-looking and other material information may be discussed in this conference call. The conference call dial-in number is (844) 466-4114 in the United States and Canada and (765) 507-2654 in other countries and the required passcode is 90084837.

For those unable to listen to the call live, a conference call replay will be available from approximately 2:00 p.m. EDT today through 11:59 p.m. EDT on Wednesday, October 12, 2016. The conference call replay can be accessed by dialing (855) 859-2056 in the United States and Canada and (404) 537-3406 in other countries and entering passcode 90084837 or on the Company's web site at www.parkelectro.com/investor/investor.html.

Any additional material financial or statistical data disclosed in the conference call will also be available at the time of the conference call on the Company's web site at www.parkelectro.com/investor/investor.html.

Park believes that an evaluation of its ongoing operations would be difficult if the disclosure of its financial results were limited to accounting principles generally accepted in the United States of America (“GAAP”) financial measures, which include special items, such as restructuring charges. Accordingly, in addition to disclosing its financial results determined in accordance with GAAP, Park discloses non-GAAP operating results that exclude special items in order to assist its shareholders and other readers in assessing the Company’s operating performance, since the Company’s on-going, normal business operations do not include such special items. The detailed operating information presented below reconciles the non-GAAP operating results before special items to earnings determined in accordance with GAAP. Such non-GAAP financial measures are provided to supplement the results provided in accordance with GAAP.

Park Electrochemical Corp. is a global advanced materials company which develops and manufactures advanced composite materials, primary and secondary structures and assemblies and low-volume tooling for the aerospace markets and high-technology digital and RF/microwave printed circuit materials principally for the telecommunications and internet infrastructure, enterprise and military/aerospace markets. The Company’s manufacturing facilities are located in Kansas, Singapore, France, Arizona and California. The Company also maintains R&D facilities in Arizona, Kansas and Singapore.

Additional corporate information is available on the Company’s web site at www.parkelectro.com

Performance table, including non-GAAP information (in thousands, except per share amounts –unaudited):

	13 Weeks Ended			26 Weeks Ended
	8/28/16	8/30/15	5/29/16	8/28/16	8/30/15
Sales	$29,058	$37,947	$31,490	60,548	$75,776

Net Earnings before Special Items[1]	$1,995	$4,639	$2,993	4,988	$9,506
Special Items, net of Tax:
Restructuring Charges	(14)	(70)	(43)	(57)	(160)
Net Earnings	$1,981	$4,569	$2,950	4,931	$9,346

Basic and Diluted Earnings per Share:
Basic Earnings before Special Items[1]	$0.10	$0.23	$0.15	0.25	$0.47
Special Items:
Restructuring Charges	-	-	-	(0.01)	(0.01)
Basic Earnings (Loss) per Share	$0.10	$0.23	$0.15	$0.24	$0.46

Diluted Earnings before Special Items[1]	$0.10	$0.23	$0.15	0.25	$0.47
Special Items:
Restructuring Charges	-	-	-	(0.01)	(0.01)
Diluted Earnings (Loss) per Share	$0.10	$0.23	$0.15	$0.24	$0.46

Weighted Average Shares Outstanding:
Basic	20,235	20,337	20,235	20,235	20,442
Diluted	20,235	20,340	20,235	20,235	20,453

1 Refer to "Reconciliation of non-GAAP financial measures" below for information regarding Special Items.

Comparative balance sheets (in thousands):

	August 28, 2016	February 28, 2016
Assets	(unaudited)
Current Assets
Cash and Marketable Securities	$239,706	$237,425
Accounts Receivable, Net	18,369	22,583
Inventories	11,749	10,214
Prepaid Expenses and Other Current Assets	2,292	1,963
Total Current Assets	272,116	272,185

Fixed Assets, Net	19,969	21,512
Restricted Cash	10,000	10,000
Other Assets	11,161	11,080
Total Assets	$313,246	$314,777

Liabilities and Shareholders' Equity
Current Liabilities
Current Portion of Long-Term Debt	$3,000	$3,000
Accounts Payable	4,936	6,155
Accrued Liabilities	5,304	4,580
Income Taxes Payable	2,164	2,943
Total Current Liabilities	15,404	16,678

Long-Term Debt	70,500	72,000
Deferred Income Taxes	43,937	43,937
Other Liabilities	1,024	1,295
Total Liabilities	130,865	133,910

Shareholders’ Equity	182,381	180,867
Total Liabilities and Shareholders' Equity	$313,246	$314,777

Additional information
Equity per Share	$9.01	$8.94
Total Cash, Restricted Cash and Marketable Securities	$249,706	$247,425

Comparative statements of operations (in thousands – unaudited):

	13 Weeks Ended			26 Weeks Ended
	August 28, 2016	August 30, 2015	May 29, 2016	August 28, 2016	August 30, 2015
Net Sales	$29,058	$37,947	$31,490	$60,548	$75,776

Cost of Sales	21,824	27,586	22,703	44,527	54,048

Gross Profit	7,234	10,361	8,787	16,021	21,728
% of net sales	24.9%	27.3%	27.9%	26.5%	28.7%

Selling, General & Administrative Expenses	5,110	5,009	5,337	10,447	10,810
% of net sales	17.6%	13.2%	16.9%	17.3%	14.3%

Restructuring Charge	23	91	70	93	215

Earnings from Operations	2,101	5,261	3,380	5,481	10,703

Interest:
Interest Income	369	317	378	747	582

Interest Expense	334	356	333	667	725

Net Interest Expense	35	(39)	45	80	(143)

Earnings before Income Taxes	2,136	5,222	3,425	5,561	10,560

Income Tax Provision	155	653	475	630	1,214

Net Earnings	$1,981	$4,569	$2,950	$4,931	$9,346

Reconciliation of non-GAAP financial measures (in thousands – unaudited):

	13 Weeks Ended August 28, 2016			13 Weeks Ended August 30, 2015			13 Weeks Ended May 29, 2016
	GAAP	Specials Items	Before Special Items	GAAP	Specials Items	Before Special Items	GAAP	Specials Items	Before Special Items
Selling, General & Administrative Expenses	$5,110	$-	$5,110	$5,009	$-	$5,009	$5,337	$-	$5,337
% of net sales	17.6%		17.6%	13.2%		13.2%	16.9%		16.9%

Restructuring Charge	23	(23)	-	91	(91)	-	70	(70)	-
% of net sales	0.1%		0.0%	0.2%		0.0%	0.2%		0.0%

Earnings from Operations	2,101	23	2,124	5,261	91	5,352	3,380	70	3,450
% of net sales	7.2%		7.3%	13.9%		14.1%	10.7%		11.0%

Earnings before Income Taxes	2,136	23	2,159	5,222	91	5,313	3,425	70	3,495
% of net sales	7.4%		7.4%	13.8%		14.0%	10.9%		11.1%

Income Tax Provision	155	9	164	653	21	674	475	27	502
Effective Tax Rate	7.3%		7.6%	12.5%		12.7%	13.9%		14.4%

Net Earnings	1,981	14	1,995	4,569	70	4,639	2,950	43	2,993
% of net sales	6.8%		6.9%	12.0%		12.2%	9.4%		9.5%

	26 Weeks Ended August 28, 2016			26 Weeks Ended August 30, 2015
	GAAP	Specials Items	Before Special Items	GAAP	Specials Items	Before Special Items
Selling, General & Administrative Expenses	$10,447	$-	$10,447	$10,810	$-	$10,810
%	17.3%		17.3%	14.3%		14.3%

Restructuring Charge	93	(93)	-	215	(215)	-
%	0.2%		0.0%	0.3%		0.0%

Earnings from Operations	5,481	93	5,574	10,703	215	10,918
%	9.1%		9.2%	14.1%		14.4%

Earnings before Income Taxes	5,561	93	5,654	10,560	215	10,775
%	9.2%		9.3%	13.9%		14.2%

Income Tax Provision	630	36	666	1,214	55	1,269
Effective Tax Rate	11.3%		11.8%	11.5%		11.8%

Net Earnings	4,931	57	4,988	9,346	160	9,506
%	8.1%		8.2%	12.3%		12.5%